SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.)

Check the appropriate box:

[_]           Preliminary Information Statement

[_]           Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]           Definitive Information Statement

GENWORTH VARIABLE INSURANCE TRUST
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box)

[X]           No fee required.

[_]           Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)           Title of each class of securities to which transaction applies:
________________________________________________________________________

2)           Aggregate number of securities to which transaction applies:

________________________________________________________________________

3)   Per unit price or other underlying value of transaction computed  pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________

4)           Proposed maximum aggregate value of transaction:
________________________________________________________________________

5)           Total fee paid:
________________________________________________________________________

[_]           Fee paid previously with preliminary materials.

[_]   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)           Amount Previously Paid:

________________________________________________________________________

2)           Form, Schedule or Registration Statement No.:

________________________________________________________________________

3)           Filing Party:

________________________________________________________________________

4)           Date Filed:

________________________________________________________________________

Genworth Variable Insurance Trust
2300 Contra Costa Blvd., Suite 600
Pleasant Hill, California 94523-3967

February 10, 2011

Dear Genworth PYRAMIS® Small/Mid Cap Core Fund Shareholders:

We are pleased to notify you of a recent change involving the investment management of the Genworth PYRAMIS® Small/Mid Cap Core Fund (the “Fund”).

As you know, Genworth Financial Wealth Management, Inc. (“GFWM”), as investment advisor to the Genworth Variable Insurance Trust (the “Trust”), identifies, hires, and monitors leading asset managers to serve as sub-advisors for many of the funds in the Trust.  Under an exemptive order (the “Exemptive Order”) from the U.S. Securities and Exchange Commission (the “SEC”), GFWM is permitted to change sub-advisors or sub-advisory agreements without obtaining approval from fund shareholders, provided that the Trust’s Board of Trustees approves the arrangement.  The attached document provides information required by the Exemptive Order and SEC rules regarding the hiring of a new sub-advisor for the Fund.

The Board of Trustees approved a new sub-advisory agreement between GFWM and Pyramis Global Advisors, LLC (“Pyramis”), pursuant to which Pyramis serves as the sub-advisor to the Fund.  Pyramis is an SEC-registered investment advisor based in Smithfield, Rhode Island.  A more detailed description of Pyramis and its investment operations is included in the attached information statement.

Columbia Management Investment Advisers, LLC (“Columbia”) or its predecessor entity, Columbia Management Advisors, LLC, had managed the Fund (under the Fund’s prior name, Genworth Columbia Mid Cap Value Fund) since the Fund’s inception.  Pyramis began managing the Fund on November 19, 2010, replacing Columbia as sub-advisor to the Fund.  I encourage you to read the attached information statement, which contains information about the new sub-advisory agreement with Pyramis.

Sincerely,

/s/Carrie E. Hansen
Carrie E. Hansen
President, Genworth Variable Insurance Trust

Pyramis is a registered service mark of FMR LLC.  Used under license.

Genworth Variable Insurance Trust
2300 Contra Costa Blvd., Suite 600
Pleasant Hill, California 94523-3967

INFORMATION STATEMENT

This Information Statement (the “Statement”) is being furnished on behalf of Genworth Variable Insurance Trust (the “Trust”) to inform shareholders about a recent change involving the investment management of Genworth PYRAMIS® Small/Mid Cap Core Fund (the “Fund”).  The Board of Trustees of the Trust (the “Board” or the “Trustees”) approved a sub-advisory agreement (the “Pyramis Sub-Advisory Agreement”) between Pyramis Global Advisors, LLC (“Pyramis”), and Genworth Financial Wealth Management, Inc. (“GFWM” or the “Advisor”) at an in-person meeting held on September 14, 2010 (the “September Meeting”).  Pyramis replaced Columbia Management Investment Advisers, LLC (“Columbia”), as sub-advisor to the Fund and began sub-advising the Fund on November 19, 2010.  Columbia or its predecessor entity, Columbia Management Advisors, LLC, had sub-advised the Fund (under the Fund’s prior name, Genworth Columbia Mid Cap Value Fund) since the Fund’s inception.  The Pyramis Sub-Advisory Agreement was approved by the Board upon the recommendation of the Advisor, without shareholder approval, as is permitted by the exemptive order (the “Exemptive Order”) of the U.S. Securities and Exchange Commission (the “SEC”), issued to the Advisor on May 6, 2002 and relied upon by the Trust.  This Statement is being mailed on or about February 14, 2011 to shareholders of record of the Fund as of December 31, 2010.  The Fund will pay the costs associated with preparing and distributing this Statement to its shareholders.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

GFWM is the investment advisor for each series of the Trust, including the Fund.  Under the Exemptive Order, GFWM is permitted to hire, terminate, or replace sub-advisors that are unaffiliated with the Trust or the Advisor, and to modify material terms and conditions of sub-advisory agreements relating to the management of the series.  Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as the investment advisor (including sub-advisor) of the mutual fund.  The Advisor has obtained the Exemptive Order from the SEC, which permits the Trust and the Advisor, subject to certain conditions and approval by the Board, to hire and retain unaffiliated sub-advisors and modify sub-advisory arrangements without shareholder approval.  Under the Exemptive Order, the Advisor may act as a manager of managers for some or all of the series of the Trust, and the Advisor oversees the provision of portfolio management services to the series by the sub-advisors.  The Advisor has ultimate responsibility (subject to oversight by the Board) to oversee the sub-advisors and recommend the hiring, termination, and replacement of the sub-advisors.

Consistent with the terms of the Exemptive Order, the Board, including a majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Trust or the Advisor (the “Independent Trustees”), authorized GFWM to appoint Pyramis as sub-advisor to the Fund and approved the Pyramis Sub-Advisory Agreement.

The Trust and the Advisor must comply with certain conditions when acting in reliance on the relief granted in the Exemptive Order.  These conditions require, among other things, that within ninety (90) days of entering into a new sub-advisory agreement, the affected fund will notify its shareholders of the changes.  This Statement provides such notice of the changes and offers details regarding the Pyramis Sub-Advisory Agreement.

Pyramis is a registered service mark of FMR LLC.  Used under license.

INVESTMENT ADVISORY ARRANGEMENTS

The Investment Advisor

The Advisor, located at 2300 Contra Costa Blvd., Suite 600, Pleasant Hill, California 94523-3967, serves as the investment advisor for the Fund.  The Advisor is a subsidiary of Genworth Financial, Inc. (“Genworth”), a publicly traded company located at 6620 West Broad Street, Richmond, Virginia 23230.  The Advisor is registered as an investment advisor with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).  GFWM provides investment consulting and administrative services to advisors and broker-dealers and currently administers in excess of $19.2 billion in investor assets, including mutual funds, variable annuities, exchange-traded funds, and privately managed accounts.

The Advisor provides investment advisory services to the Fund pursuant to the Investment Advisory Agreement, dated August 15, 2008, between the Trust and the Advisor (the “Advisory Agreement”).  The Trust employs the Advisor generally to manage the investment and reinvestment of the assets of each of its Funds.  In so doing, the Advisor may hire one or more sub-advisors to carry out the investment program of each Fund, subject to the approval of the Board.  The Advisor continuously reviews, oversees and (where appropriate) administers the investment program of each Fund.  The Advisor furnishes periodic reports to the Board regarding the investment program and performance of the Funds.

Pursuant to the Advisory Agreement, the Advisor has overall supervisory responsibility for the general management and investment of the Fund’s securities portfolio, and, subject to review and approval by the Board, (i) sets the Fund’s overall investment strategies; (ii) evaluates, selects, and recommends one or more sub-advisor(s) to manage all or a portion of the Fund’s assets; (iii) when appropriate, allocates and reallocates the Fund’s assets among sub-advisors; (iv) monitors and evaluates the performance each sub-advisor, including the sub-advisor’s compliance with the investment objectives, policies, and restrictions of the Fund; and (v) implements procedures to ensure that each sub-advisor complies with the Fund’s investment objective, policies, and restrictions.

For providing these services to the Fund, the Trust pays the Advisor an advisory fee at the annual rate of 0.60% of the Fund’s assets.  The Trust and the Advisor have entered into an Expense Limitation Agreement, under which the Advisor has contractually agreed with the Trust, at least through May 1, 2011, to waive its advisory fees and/or assume expenses otherwise payable by the Fund to the extent necessary to ensure that annual fund operating expenses (excluding Distribution and/or Service (12b-1) Fees, Administrative Service Fees, taxes, interest, trading costs, acquired fund expenses, expenses paid with securities lending expense offset credits and non-routine expenses) do not exceed 0.75% of average daily net assets.  Pursuant to this Expense Limitation Agreement, the Advisor is entitled to be reimbursed for fees waived and expenses that the Advisor assumed for a period of three years following such waiver/assumption, to the extent that such reimbursement will not cause the Fund to exceed any applicable expense limitation that was in place for the Fund at the time of the fee waiver/assumption, or at the time that the Advisor is reimbursed.  After May 1, 2011, the Expense Limitation Agreement may be discontinued by the Advisor at any time.  After giving effect to the expense limitation arrangements, the Fund paid the Advisor advisory fees equal to $158,377 for the fiscal year ended December 31, 2010.

The following Trustees and officers of the Trust are also officers and/or employees of the Advisor or its affiliates: Gurinder S. Ahluwalia serves as Trustee of the Trust, and as Co-Chairman of the Advisor; Michael P. Cogswell serves as Trustee of the Trust, and as Vice President of Genworth; Carrie E. Hansen serves as President of the Trust, and as Senior Vice President and Chief Operations Officer of the Advisor; Starr E. Frohlich serves as Vice President and Treasurer of the Trust, and as Director of Fund Administration of the Advisor; Deborah Djeu serves as Vice President, Chief Compliance Officer, and AML Officer of the Trust; Robert Bannon serves as Vice President and Chief Risk Officer of the Trust, and as Senior Vice President and Chief Risk Officer of the Advisor; Nadine Lucas serves as Secretary of the Trust, and as Senior Compliance Officer of the Advisor; and Christine Villas-Chernak serves as Deputy Chief Compliance Officer of the Trust.

The address of these individuals is 2300 Contra Costa Boulevard, Suite 600, Pleasant Hill, California 94523-3967.

Pyramis Global Advisors, LLC

Pyramis is located at 900 Salem Street, Smithfield, Rhode Island 02917.  Pyramis is registered as an investment advisor under the Advisers Act and is an affiliate of FMR LLC (Fidelity Investments), located at 82 Devonshire Street, Boston, Massachusetts 02109.  The Pyramis Sub-Advisory Agreement is dated November 19, 2010.

The Pyramis Sub-Advisory Agreement was approved by the Board at the September Meeting.  Pyramis is independent of the Advisor, and discharges its responsibilities subject to the oversight of the Advisor.  The hiring of Pyramis was concurrent with the termination of a sub-advisory agreement with Columbia (the “Columbia Sub-Advisory Agreement”), pursuant to which Columbia or its predecessor entity had served as the sub-advisor to the Fund (under the Fund’s prior name, Genworth Columbia Mid Cap Value Fund) since the Fund’s inception.

Pyramis is compensated out of the fees the Advisor receives from the Fund.  There will be no increase in the advisory fees paid by the Fund to the Advisor as a consequence of the appointment of Pyramis or the approval of the Pyramis Sub-Advisory Agreement.  The fees paid by the Advisor to Pyramis depend upon the fee rates negotiated by the Advisor.

The name and principal occupation of the principal executive officers and directors of Pyramis are listed below.  The address of each principal executive officer, as it relates to the person’s position with Pyramis, is 900 Salem Street, Smithfield, Rhode Island 02917.

Name	Position(s)
Kevin C. Uebelein	President, Chairman, Chief Executive Officer and Director
William E. Dailey	Treasurer, Chief Financial Officer and Director
Young D. Chin	Chief Investment Officer and Director
James S. Carroll	Director
Michael E. Barnett	Director
Michael Cappucci	Secretary
Mark Friebel	Senior Vice President
Robert Swanson	Vice President
David Shore	Assistant Secretary
Kenneth A. Rathgeber	Chief Compliance Officer

The Pyramis Sub-Advisory Agreement

The Pyramis Sub-Advisory Agreement was approved by the Board at the September Meeting, which was called, among other reasons, for the purpose of approving the Pyramis Sub-Advisory Agreement for an initial term of two years.  Thereafter, continuance of the Pyramis Sub-Advisory Agreement will require the annual approval of the Board, including a majority of the Independent Trustees.  The Pyramis Sub-Advisory Agreement provides that it will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Fund’s investment advisory agreement with the Advisor, except as otherwise provided by applicable law or the Exemptive Order.

The material terms of the Pyramis Sub-Advisory Agreement, other than the rate of compensation to be paid by the Advisor to Pyramis, are substantially similar to the terms of the Columbia Sub-Advisory Agreement.

Each agreement provides that the sub-advisor, subject to the oversight of the Advisor and the Board, is responsible for managing the investment operations of its allocated portion (or all) of the Fund’s portfolio, and for making investment decisions and placing orders to purchase and sell securities, all in accordance with the investment objectives and policies of the Fund, as reflected in its current prospectus and statement of additional information, and as may be adopted from time to time by the Board.  Each agreement also provides that the sub-advisor is responsible for expenses related to its activities under the agreement, other than the cost of securities, commodities, and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund.  Under each agreement, and in accordance with applicable laws and regulations, the sub-advisors agreed to provide the Advisor with all books and records relating to the transactions it executes and render for presentation to the Board such periodic and special reports as the Board may reasonably request.  The Pyramis Sub-Advisory Agreement provides for Pyramis to be compensated based on the average daily net assets of the Fund that are allocated to Pyramis.  Pyramis is compensated from the fees that the Advisor receives from the Fund.

The Pyramis Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, by: (i) the vote of a majority of the Board, the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or the Advisor, on not less than 30 days written notice to Pyramis; or (ii) Pyramis, on not less than 60 days’ written notice to the Advisor and the Trust.

The Pyramis Sub-Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties thereunder, Pyramis will not be liable for any loss arising out of any portfolio investment or disposition in connection with its activities as sub-advisor to the Fund.

Board Approval of the Pyramis Sub-Advisory Agreement

At the September Meeting, GFWM recommended that the Board approve the Pyramis Sub-Advisory Agreement after evaluating a number of other possible investment managers.  The Advisor’s determination to recommend Pyramis was based on a number of factors, including Pyramis’s expertise and experience in managing private portfolios with small-mid cap core strategies, and a favorable performance record relative to its peers.

At the September Meeting, the Trustees, including the Independent Trustees, considered various materials requested by counsel on behalf of the Independent Trustees related to the Pyramis Sub-Advisory Agreement, including (1) a copy of the proposed form of sub-advisory agreement between Pyramis and the Advisor, on behalf of the Fund; (2) Pyramis’s responses to the Advisor’s due diligence questionnaire, including information on Pyramis’s investment process; (3) Pyramis’s Form ADV disclosures; (4) a description of the Advisor’s selection and recommendation process with respect to Pyramis, and the reasons for such recommendation; (5) information regarding the amount of the proposed sub-advisory fee payable to Pyramis; (6) biographical information for the investment professionals that would be responsible for the day-to-day management of the Fund’s portfolio; and (7) information regarding Pyramis’s compliance policies and other internal procedures.  The Trustees also considered the recommendations of the Advisor with respect to Pyramis and the methods and resources the Advisor utilizes in its efforts to identify and engage sub-advisors for the Funds.

Nature, Quality and Extent of Services

The Trustees considered the nature, quality and extent of services that Pyramis would provide to the Fund.  The Trustees considered the specific investment process to be employed by Pyramis in managing the Fund, the qualifications of Pyramis’s portfolio management team with regard to implementing the Fund’s investment mandate, and Pyramis’s performance record as compared to a relevant benchmark.  The Trustees considered Pyramis’s organization, personnel and operations.  The Trustees also considered the Advisor’s review and selection process with respect to Pyramis, and the Advisor’s favorable assessment as to the nature, quality and extent of the sub-advisory services expected to be provided by Pyramis to the Fund.

Based on their consideration and review of the foregoing factors, the Trustees concluded that the nature, quality and extent of the sub-advisory services to be provided by Pyramis, as well as that Pyramis’s ability to render such services based on its experience, organization and resources, were appropriate for the Fund, in light of the Fund’s investment objective, policies and strategies.

Sub-Advisory Fees and Economies of Scale

The Trustees considered the compensation to be paid to Pyramis by the Advisor in conjunction with the services that would be rendered to the Fund.  The Trustees also considered fee information provided by Pyramis.  In addition, the Trustees considered the Advisor’s reasons for concluding that the fees to be paid to Pyramis for its services to the Fund were reasonable.  The Trustees considered that the sub-advisory fees would be paid by the Advisor to Pyramis and would not be additional fees borne by the Fund.  The Trustees also considered whether the fee schedule of Pyramis included breakpoints that would reduce Pyramis’s fees as assets in the Fund increased.  The Trustees concluded that, in light of the quality and extent of the services to be provided, the proposed fees to be paid to Pyramis were reasonable.

Investment Performance

Because the Fund’s investment objectives and strategies were restructured and Pyramis had not commenced providing sub-advisory services to the Fund at the time of the Trustees’ consideration of the Pyramis Sub-Advisory Agreement, the Trustees could not consider Pyramis’s investment performance with respect to its management of the Fund as a factor in evaluating the Pyramis Sub-Advisory Agreement.  However, the Trustees did consider Pyramis’s historical performance record in managing other accounts with investment strategies similar to those of the Fund; and the Trustees also considered Pyramis’s historical performance records compared to a relevant benchmark.  The Trustees concluded that the historical performance record for Pyramis, viewed together with the other relevant factors considered by the Trustees, supported a decision to approve the Pyramis Sub-Advisory Agreement.

Conclusion

After consideration of the foregoing factors, and such other matters as were deemed relevant, and with no single factor being determinative to their decision, the Trustees, including a majority of the Independent Trustees, with the assistance of independent counsel, concluded to approve the Pyramis Sub-Advisory Agreement with, and the fee to be paid to, Pyramis for the Fund.

GENERAL INFORMATION

Administrative and Accounting Services

U.S. Bancorp Fund Services, LLC (“USBFS”), located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as the Trust’s administrator and monitors the compliance of the Trust.  USBFS updates the Trust’s registration statement and prepares tax returns, among other duties.

Principal Distribution Arrangements

Capital Brokerage Corporation, located at 6620 West Broad Street, Building 2, Richmond, Virginia 23230, an affiliate of the Advisor, acts as the distributor (the “Distributor”) the Trust’s shares pursuant to a Distribution Agreement with the Trust.  The Distribution Agreement requires the Distributor to use its best efforts to distribute the Funds’ shares.

Payments to Affiliated Brokers

For the fiscal year ended December 31, 2010, the Fund did not pay any commissions to affiliated brokers.

Record of Beneficial Ownership

As of December 31, 2010, the Fund had 6,360,003 outstanding shares, and net assets of $65,394,714.  The direct and indirect owners of more than 5% of the outstanding shares of the Fund as of December 31, 2010, are listed below:

Control Persons of the Fund
Name and Address	Class	Shares	% Ownership	Type of Ownership

Genworth Life & Annuity Insurance Company 6620 W. Broad St Building 3 Floor 5 Attn: Variable Accounting Dept. Richmond, VA 23230-1716	Service Shares	4,797,656	88%	Record
Genworth Life Insurance Company of New York 6620 W. Broad St Building 3 Floor 5 Attn: Variable Accounting Dept. Richmond, VA 23230-1716	Service Shares	677,179	12%	Record
Capinco c/o U.S. Bank 1555 N Rivercenter Drive Suite 302 Milwaukee, WI 53212-3958	Institutional Shares	885,168	100%	Record

SHAREHOLDER REPORTS

Additional information about the Fund is available in the Trust’s annual and semi-annual reports to shareholders.  In the Trust’s annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund’s performance during its last fiscal year.  The Trust’s most recent annual report for the period ended December 31, 2009 and most recent semi-annual report for the period ended June 30, 2010 have been sent to shareholders.  A copy of the Trust’s most recent shareholder reports may be obtained, without charge, by writing Trust at 6610 West Broad Street, Richmond, Virginia 23230, or by calling toll free (800) 352-9910.